UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2022

Chicken Soup for the Soul Entertainment, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81-2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CSSE	The Nasdaq Stock Market LLC
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.0001 par value per share	CSSEP	The Nasdaq Stock Market LLC
9.50% Notes due 2025	CSSEN	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class W Warrants to purchase Class A Common Stock	CSSEW	OTC Markets
Class Z Warrants to purchase Class A Common Stock	CSSEZ	OTC Markets

Item 2.02.	Results of Operations and Financial Condition.

On November 14, 2022, Chicken Soup for the Soul Entertainment Inc. (the “Company”) issued a press release announcing its financial results for the three- and nine-month periods ended September 30, 2022. The press release is attached to this Current Report as Exhibit 99.1.

Attached as Exhibit 99.2 to this Current Report is a table setting forth our adjusted earnings per share (non-GAAP) for the three and nine months ended 2021 and 2022.

The information furnished under this Item 2.02, including the exhibit related thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2022, we announced that we had appointed Jason Meier as the Company’s Chief Financial Officer effective November 15, 2022. Mr. Meier has served as our Chief Accounting Officer since September 2021 and also continues in that position.

Mr. Meier became our Chief Financial Officer as of November 15, 2022. He served previously as our company’s Executive Vice President, Finance, and Chief Accounting Officer since joining our company in September 2021. From July 2020 to the time he joined our company, Mr. Meier was the President and founder of Jason Meier Advisory, a firm that provided outsourced chief financial officer and accounting services on a transaction and project basis. From April 2017 to March 2020, Mr. Meier was an Executive Vice President and Chief Financial Officer of EPIX, a division of Metro-Goldwyn-Mayer and provider of digital media subscription premium pay television. Mr. Meier served a Senior Vice President and Worldwide Controller for Viacom Media Networks, the US-based mass media division of Viacom Inc. (“Viacom”), from 2014 to 2015. From 2012 to 2014, he served as a Vice President and Controller of Viacom International Media Networks, Viacom’s international division, and from 2012 to 2014, he served as Vice President and Deputy Controller of MTV Networks and Acting CFO of MTC Games, each a division of Viacom. From 2009 to 2011, Mr. Meier served as VP Accounting Services and External Reporting for Viacom. Mr. Meier was an associate and Senior Manager for PricewaterhouseCoopers LLP from 1993 to 1998, and resumed his position from 2000 to 2007 after serving with the U.S. Securities and Exchange Commission from 1998 to 2000. Mr. Meier is a CPA and received his BS degree from Cornell University and his MBA from Columbia University.

There are no family relationships between Mr. Meier and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Meier that would require disclosure under Item 404(a) of Regulation S-K.

We issued a press release on November 14, 2022, announcing our earnings for the three-and nine-month periods ended September 30, 2022 and the appointment of Mr. Meier as the Company’s Chief Financial Officer, a copy of which is attached to this Form 8-K as Exhibit 99.1.

It is anticipated that the Company and Mr. Meier will enter into an employment agreement as soon as practicable. It is anticipated that the employment agreement will provide for an initial employment term of three years, with an annual base salary of $475,000 and an annual bonus target equal to 40% of base salary. In additional Mr. Meier will be eligible for a restrictive stock unit grant to be for that number of units and with such terms as determined by the Company’s board of directors.

Chris Mitchell, our former Chief Financial Officer, will continue as the Chief Financial Officer of our parent company, Chicken Soup for the Soul Holdings LLC, and will remain as a member of the Board of Directors of Chicken Soup for the Soul Entertainment Inc.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release, dated November 14, 2022

99.2	Adjusted Earning Per Share

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2022	CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

	By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer